Exhibit 99.01

ChipPAC Reports 33% Second Quarter Revenue Growth

•	Gross Margin Continues to Improve

•	EPS Improves Sequentially and Year-Over-Year

Fremont, CA, July 28, 2004 – ChipPAC, Inc. (Nasdaq: CHPC), one of the world’s largest and most diversified providers of semiconductor assembly and test services, today announced results for the second quarter ended June 30, 2004.

Revenue for the three months ended June 30, 2004 increased 33% to $142.5 million, compared to $106.8 million in the same quarter a year ago. This represents a sequential increase of 12% compared to the quarter ended March 31, 2004, at the high-end of prior guidance.

On a GAAP basis, net income was $5.0 million or $0.05 per diluted share, compared to a net loss of $4.5 million or $(0.05) per diluted share in the same quarter a year ago. GAAP results for the second quarter of 2004 include $1.4 million in costs associated with the Company’s proposed merger with ST Assembly Test Services Ltd (“STATS” – Nasdaq: STTS and SGX: ST Assembly). GAAP results for the second quarter of 2003 include $1.2 million in costs incurred for the write-off of debt issuance costs. Excluding the special item in both periods, net income in the second quarter ended June 30, 2004 was $6.4 million, compared to a net loss of $3.3 million for the same period a year ago, or net income of $0.06 per diluted share, compared to a net loss of $(0.03) per diluted share in the same quarter a year ago.

Dennis McKenna, Chairman and Chief Executive Officer of ChipPAC, commented, “The 12% sequential and 33% year over year revenue growth continues to demonstrate excellent execution by our management team and employees. We continued to reap the benefits of our investments in stack–die, System-in-a-Package and test systems. As a result, our stack die units grew an impressive 25% sequentially. Our test units continued to grow at a faster pace than our overall assembly units. On a year-over-year basis, assembly units grew 33% and test units grew at 70%. The strong results validate our strategic product alignment and engagements with the fastest growth segments of semiconductors in wireless, broadband, consumer and computing.”

Michael G. Potter, Acting Chief Financial Officer of ChipPAC, said, “Our second quarter results benefited from higher volumes, along with continued strength in advanced packages and end market demand that was in-line with expectations at the start of the second quarter 2004. Utilization levels increased to 74%. Our China facility contributed, with record volumes in each month of the quarter. Our improved utilization rates and focus on product mix helped us achieve a gross margin of 20% in the second quarter of 2004 compared to 18% in the first quarter of 2004. In addition operating margins improved 67% sequentially as we continued to gain leverage within our operations. Our goal is to achieve additional improvements in operating efficiencies as we continue to implement our customer, product and service strategies.”

Outlook

McKenna continued, “We expect continued improvements in our business in the second half of 2004 and in the third quarter of 2004 based on existing customer forecasts. STATS ChipPAC currently plans to provide updated financial guidance shortly upon closing of the merger, which is expected to be August 4th (U.S. time).” Separately, Institutional Shareholders Services Inc. (ISS), the world’s leading provider of proxy voting and corporate governance services, issued a report noting that the proposed merger agreement warrants shareholder support.

On February 10, 2004, ChipPAC, Inc. and STATS announced that they had entered into a definitive merger agreement for the companies to merge in a stock-for-stock transaction to create one of the world’s premier independent semiconductor assembly and test solutions companies. Under the terms of the merger agreement, ChipPAC stockholders will receive 0.87 STATS American Depositary Shares for each share of ChipPAC common stock. Consummation of the merger is subject to certain additional conditions, including approval of the STATS and ChipPAC shareholders and other customary conditions. The transaction is expected to close August 4, 2004 (U.S. time). The Companies have already:

•	Received early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

•	Received a favorable private letter ruling from the U.S. Internal Revenue Service notifying us that the exchange of ChipPAC Class A common stock for STATS American Depositary Shares in the pending merger involving the two companies will not result in the recognition of gain under Section 367 of the U.S. Internal Revenue Code, as amended. The receipt of the private letter ruling satisfies a closing condition of the merger;

•	Announced June 16, 2004 as the record date for the special meeting of stockholders to vote on the merger agreement;

•	Announced the extraordinary general meeting of STATS shareholders will take place on Wednesday, August 4, 2004 at 10:00 a.m., Singapore time, at 10 Ang Mo Kio Street 65, #04-18/20 Techpoint, Singapore 569059.

•	Announced the special meeting of ChipPAC’s stockholders will take place on Wednesday, August 4, 2004 at 9:00 a.m., Pacific Time, at 47400 Kato Road, Fremont, California 94538.

Investor Conference Call / Webcast Details

ChipPAC will review detailed second quarter 2004 results on July 28, 2004 at 5PM EDT. The conference call-in number is (973) 582-2700. A replay will be available from 8 PM EDT on July 28 through midnight EDT, August 4. The replay number is (973) 341-3080. The confirmation identification for both the live call and replay is 4951851. The live call and replay will also be accessible over the web at www.chippac.com.

About ChipPAC, Inc.

ChipPAC is a full-portfolio provider of semiconductor packaging design, assembly, test and distribution services. The company combines a history of innovation and service with more than a decade of experience satisfying some of the largest customers in the industry. With advanced process technology capabilities and a global manufacturing presence spanning South Korea, China, Malaysia and the United States, ChipPAC has a reputation for providing dependable, high quality packaging solutions. For more information, visit the company’s Web site at www.chippac.com.

CONTACT:

David Pasquale, 646-536-7006, or Moon Lee, 646-536-7001

Both with The Ruth Group, www.TheRuthGroup.com

# # #

Forward-Looking Statements:

This press release includes forward-looking statements, as that term is defined in the Private Securities Reform Act of 1995, which are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These forward-looking statements include statements that we will achieve additional improvements in operating efficiencies as it continues to implement our customer, product and service strategies, that we expect continued improvements in our business in the second half of 2004 and the third quarter of 2004, and that STATS ChipPAC currently plans to provide updated financial guidance shortly upon closing of the merger, which is expected to be August 4, 2004 (U.S. time). Some of these risks and uncertainties are detailed in documents filed with the Securities and Exchange Commission, and include, but may not necessarily be limited to, the competitive conditions in the semiconductor foundry industry, our ability to develop and market new technologies, the timing and success of new product introductions, customer demand, the Company’s ability to meet volume production and development time, the ongoing quality of the Company’s services, the ability of the Company’s suppliers to provide materials, equipment and services on a timely and cost competitive basis, the ability of the Company to pursue, complete and successfully integrate strategic acquisitions, dispositions and/or business combinations, exchange rates, industry improvement, growth in electronic product demand, general market conditions, and general economic and political conditions. In addition, our merger is subject to a number of conditions, including the receipt of stockholder approval. Additional risks and uncertainties are discussed in exhibit 99.1 (Risk Factors) to our annual report on Form 10-K for the period ended December 31, 2003. The Company undertakes no obligation to update the information in this press release.

Additional Information About the Proposed Merger and Where to Find It

STATS and ChipPAC have filed with the SEC a proxy statement/prospectus and other relevant materials in connection with the proposed merger (the “Merger”) involving STATS and ChipPAC pursuant to the terms of an Agreement and Plan of Merger and Reorganization among STATS and ChipPAC Merger, Inc., a wholly owned subsidiary of STATS, and ChipPAC. A shareholders’ circular issued by STATS has been mailed to the shareholders of STATS and the proxy statement/prospectus has been mailed to the stockholders of ChipPAC. Investors and security holders of STATS and ChipPAC are urged to read the STATS shareholders’ circular and the ChipPAC proxy statement/prospectus and the other relevant materials because they contain important information about STATS, ChipPAC and the proposed Merger. The proxy statement/prospectus and other relevant materials, and any other documents filed by STATS or ChipPAC with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by STATS by contacting STATS Investor Relations in the United States at telephone (408) 586-0608 or email daviesd@statsus.com, or in Singapore at telephone (65) 6824-7705 or email angelaine@stats.st.com.sg. Investors and security holders may obtain free copies of the documents filed with the SEC by ChipPAC by contacting ChipPAC Investor Relations, ChipPAC Incorporated, 47400 Kato Road, Fremont, CA 94538, telephone (510) 979-8220 or email ir@chippac.com or David Pasquale at telephone (646) 536-7006 or email dpasquale@theruthgroup.com. Investors and security holders of STATS and ChipPAC are urged to read the STATS shareholders’ circular, the proxy statement/prospectus and the other relevant materials before making any voting or investment decision with respect to the proposed Merger.

STATS, ChipPAC and certain of each of their executive officers and directors may be deemed to be participants in the solicitation of proxies of ChipPAC’s stockholders in connection with the proposed Merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of such persons in the solicitation by reading the proxy statement/prospectus statement.

ChipPAC, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except for per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003
Revenue	$142,533	$106,844	$269,481	$195,412
Cost of revenue	114,571	90,257	218,534	168,784

Gross profit	27,962	16,587	50,947	26,628

Operating expenses:
Selling, general and administrative	9,819	8,465	18,965	17,931
Research and development	3,007	3,106	5,991	5,960
Merger-related charges	1,405	—	4,735	—

	14,231	11,571	29,691	23,891

Operating income	13,731	5,016	21,256	2,737
Non-operating expenses	7,521	8,978	15,310	15,863

Income (loss) before income taxes	6,210	(3,962)	5,946	(13,126)
Provision for income taxes	1,242	500	1,742	1,000

Net income (loss)	$4,968	$(4,462)	$4,204	$(14,126)

Net income (loss) per share
Basic	$0.05	$(0.05)	$0.04	$(0.15)
Diluted	$0.05	$(0.05)	$0.04	$(0.15)

Weighted Average shares used in per share calculation:
Basic	98,456	95,076	98,061	94,742
Diluted	101,597	95,076	101,707	94,742

Key Ratios & Information:
Gross Margin	19.6%	15.5%	18.9%	13.6%
Operating Expenses as a % of Revenue	10.0%	10.8%	11.0%	12.2%
Operating Margin	9.6%	4.7%	7.9%	1.4%

Depreciation & Amortization Expense	$21,438	$17,120	$41,022	$33,149
Capital Expenditures	$65,216	$35,043	$99,592	$44,800

ChipPAC, Inc

Reconciliation of US GAAP Net Income (Loss) to

Non-GAAP Net Income (Loss )

(In thousands)

(Unaudited)

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial statements presented on a GAAP basis, ChipPAC uses a non-GAAP measure of net income (loss), which is adjusted to exclude certain amounts referred to as special items. We believe that our non-GAAP net loss measure gives an indication of our baseline performance before other charges that are considered by management to be outside of our core operating results. In addition, our non-GAAP net loss measure is among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information should not be considered in isolation or as a substitute for net loss prepared in accordance with generally accepted accounting principles in the United States of America.

	Three Months Ended		Six Months Ended
	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003
Net income (loss)	$4,968	$(4,462)	$4,204	$(14,126)

Special Items
Merger-related charges	1,405	—	4,735	—
Write-off of debt issuance costs	—	1,182	—	1,182

Total special items	1,405	1,182	4,735	1,182

Net income (loss), excluding special items	$6,373	$(3,280)	$8,939	$(12,944)

Non-GAAP condensed consolidated statements of operations are intended to present the Company’s operating results, excluding special items. The special items excluded for the three months and six months ended June 30, 2004 and 2003 were:

•	Since the announcement of the pending merger between STATS and ChipPAC, Inc in February 2004, we have incurred direct expense costs related to merger activity totaling $4.7 million for the year.

•	In May and June 2003, ChipPAC, Inc. issued $125.0 million and $25.0 million, respectively, of convertible notes in a private placement. These convertible notes are subordinated to the senior debt and bear an annual interest rate of 2.5% and will mature on June 1, 2008.

A portion of the proceeds was used to pay down term loan B under our senior credit facilities and a foreign loan. As a result of these early extinguishment of debt, capitalized debt issuance costs of $1.1 million were written off in relation to term loan B, and an early payment penalty of $0.08 million was charged in relation to the foreign loan.

ChipPAC, Inc.

Non-GAAP Condensed Consolidated Statements of Operations

Excludes Special Items

(In thousands, except for per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003
Revenue	$142,533	$106,844	$269,481	$195,412
Cost of revenue	114,571	90,257	218,534	168,784

Gross profit	27,962	16,587	50,947	26,628

Operating expenses:
Selling, general and administrative	9,819	8,465	18,965	17,931
Research and development	3,007	3,106	5,991	5,960

	12,826	11,571	24,956	23,891

Operating income	15,136	5,016	25,991	2,737
Non-operating expenses	7,521	7,796	15,310	14,681

Income (loss) before income taxes	7,615	(2,780)	10,681	(11,944)
Provision for income taxes	1,242	500	1,742	1,000

Net income (loss), excluding special items	$6,373	$(3,280)	$8,939	$(12,944)

Net income (loss), excluding special items per share
Basic	$0.06	$(0.03)	$0.09	$(0.14)
Diluted	$0.06	$(0.03)	$0.09	$(0.14)

Weighted Average shares used in per share calculation:
Basic	98,456	95,076	98,061	94,742
Diluted	120,207	95,076	101,707	94,742

Key Ratios & Information:
Gross Margin	19.6%	15.5%	18.9%	13.6%
Operating Expenses as a % of Revenue	9.0%	10.8%	9.3%	12.2%

Operating Margin	10.6%	4.7%	9.6%	1.4%
Depreciation & Amortization Expense	21,438	17,120	41,022	33,149
Capital Expenditures	65,216	35,043	99,592	44,800

The format presented above is not in accordance with Generally Accepted Accounting Principles.

See Statement of Reconciliation of US GAAP Net Income (Loss) to Non-GAAP Net Income (Loss) and notes to the reconciliation.

ChipPAC, Inc.

Condensed Consolidated Balance Sheets

(In thousands - Unaudited)

	June 30, 2004	December 31, 2003
Assets
Current assets:
Cash and short-term investments	$22,426	$59,708
Accounts receivable, net	71,907	56,728
Inventories	32,256	26,060
Other current assets	6,672	7,411

Total current assets	133,261	149,907

Property and equipment, net	458,297	397,267
Other non-current assets, including intangibles	33,609	32,157

Total assets	$625,167	$579,331

Liabilities and Stockholders’ Equity
Current liabilities:
Foreign credit line	8,709	—
Accounts payable	85,170	69,251
Other current liabilities	33,425	27,724

Total current liabilities	127,304	96,975

Long-term debt	165,000	165,000
Convertible subordinated note	200,000	200,000
Other long-term liabilities	27,683	22,313

Total long-term liabilities	392,683	387,313

Total liabilities	519,987	484,288
Stockholders’ equity	105,180	95,043

Total liabilities and stockholders’ equity	$625,167	$579,331